Incentive Stock Option Agreement

[Date]

Dear ________________________:

      I am pleased to inform you that Diomed Holdings, Inc. (the "Company") has granted you incentive stock options to purchase shares of the Company's Common Stock as set forth below.

      The grant of this option is made pursuant to the Diomed Holdings, Inc. 2003 Omnibus Incentive Plan (the "Plan"). This Stock Option is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time. The terms of the Plan are incorporated into this letter and in the case of any conflict between the Plan and this letter, the terms of the Plan shall control.

      Now, therefore, in consideration of the foregoing and the mutual covenants hereinafter set forth:

            1. Incentive Stock Option. The Company hereby grants you an incentive stock option ("ISO") to purchase from the Company [______] shares of Company Common Stock at a price of [$_____] per share. The Date of Grant is [________________]. Unless earlier exercised or terminated in accordance with the terms hereunder and in the Plan, this ISO will expire on the date that is the tenth anniversary of the Date of Grant. [MAXIMUM OF 10 YEARS PERMITTED UNDER PLAN]

            2. Entitlement to Exercise the ISO. The grant of the ISO is subject to the following terms and conditions:

                  (a) The ISO shall be exercisable in accordance with the following schedule:

                  3 year vesting on a quarterly basis in arrears from the Date of Grant.

      The ISO shall cease to vest as of the date of termination for any reason of your employment or other relationship underlying the issuance of this ISO.

            (b) If you die when any portion of the ISO is exercisable, then the person to whom your rights under the ISO shall have passed by will or by the laws of distribution may exercise any of the exercisable portion of the ISO within one (1) year after your death, provided that no ISO may be exercised in any event more than ten years after the Date of Grant. [MAXIMUM OF 10 YEARS PERMITTED UNDER PLAN]
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            3. Method of Exercise & Payment Under ISO. You may exercise the vested portion of the ISO in whole or in part, by giving written notice to the Company which shall state the election to exercise the ISO and the number of shares of Company Stock with respect to which the ISO is being exercised. The written notice shall be signed by the person exercising the ISO, shall be delivered to the Corporate Secretary of the Company at the Company's principal executive office, and shall be accompanied by payment in full of the exercise price for the shares of Company Stock being purchased, by delivery of cash or check.

            4. Tax Withholding. As a condition of exercise, you agree that at the time of exercise that you will pay to the Company the Applicable Withholding Taxes, if any, that the Company is required to withhold in connection with the exercise of the ISO. To satisfy the Applicable Withholding Taxes, you may elect to (i) make cash payment or authorize additional withholding from cash compensation, or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a portion of the Applicable Withholding Taxes.

            5. Transferability of ISO. The ISO is not transferable by you (other than by will or by the laws of descent and distribution) and may be exercised during your lifetime only by you.

            6. Termination of ISO. In the event that your employment or other relationship underlying the issuance of this ISO is terminated for Cause, your vested and non-vested ISO rights shall be forfeited and terminated immediately and may not thereafter be exercised to any extent.

            In the event that your employment or other relationship underlying the issuance of this ISO is terminated by you or the Company for any reason other than Cause or your death, you shall have the right to exercise the portion of the ISO that has vested as of the date of such termination at any time during the ninety (90) day period following the date of such termination, and not thereafter, provided that no ISO may be exercised in any event more than ten
(10) years after the Date of Grant

            7. Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of one or more stock splits, reverse stock splits, stock dividends, recapitalizations, mergers, share exchange acquisitions, combinations or reclassifications, the number of shares with respect to which you have an unexercised ISO and the ISO price shall be appropriately adjusted as provided in the Plan.

            8. Delivery of Certificate. The Company may delay delivery of the certificate for shares purchased pursuant to the exercise of an ISO until (i) receipt of any required representation by you or completion of any registration or other qualification of such shares under any state or federal law regulation that the Company's counsel shall determine as necessary or advisable, and (ii) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with. As a condition of exercising the ISO, you may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws.

            9. No Guaranteed Right of Employment. If you are employed by the Company, nothing contained herein shall confer upon you any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate your employment at any time for any cause.

            10. Notice of Disqualifying Dispositions. You agree to notify the Company in writing immediately after you make a disposition of any shares acquired upon exercise of this ISO if such disposition occurs before the later of (a) the date that is two years after the Date of Grant, or (b) the date that is one year after the date that you acquired such shares upon exercise of this ISO.

            11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, and shall be delivered to you in person or mailed or delivered to you at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

            12. Choice of Law. This Agreement shall be governed by Delaware law, without giving effect to the conflicts of laws provisions thereof.

                               Diomed Holdings, Inc.

                               -------------------------------------
                               Christopher J. Geberth
                               Vice President - Finance Corporate Controller

ACKNOWLEDGEMENT BY OPTIONEE

The foregoing ISO is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the Date of Grant specified above.

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                                            Optionee's Signature

                                            Optionee's Address:

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